Exhibit 10.1

OPERATING AGREEMENT

OF

PIOGLOBAL FIRST RUSSIA, LLC

This Operating Agreement (this “Agreement”) of Pioglobal First Russia, LLC (Pioglobal First Russia, LLC, together with any successor thereto, the “Company”), a Delaware limited liability company and indirect majority owned subsidiary of Harbor Global Company Ltd., a Bermuda limited duration company (“Parent”), is made as of April 12, 2004, by and among the persons identified as the Members on Schedule A attached hereto (such persons and their respective successors in interest being hereinafter referred to individually as a “Member” or “Unit Holder” and collectively, as the “Members” or “Unit Holders”) and the persons identified as the Board of Directors on Schedule B attached hereto (such persons and their respective successors in office being hereinafter referred to individually as a “Director” and collectively as the “Directors”).

The initial Members are: Pioglobal Omega, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Parent (the “Majority Unit Holder”); Maria Churaeva, an individual (“Churaeva”); and Andrei Uspensky, an individual (“Uspensky”). Any other Unit holder, warrant holder or option holder (collectively, the “Additional Unit Holders”) who from time to time becomes a party to this Agreement pursuant to and in accordance with the terms hereof, shall do so by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A, and complying with the other terms and provisions of this Agreement (a “Joinder Agreement”).

For all purposes hereunder, Churaeva, Uspensky and, unless otherwise determined by a majority of the Directors in a written resolution as provided for herein, any and all Additional Unit Holders, are collectively referred to as the “Restricted Unit Holders”. For the purposes of the Delaware Limited Liability Company Act, as amended from time to time (the “Act”), the Board of Directors shall be deemed to be a committee of “managers”, and each Director shall be deemed to be a “manager” as such term is referred to in the Act.

The Company was converted to and formed as a limited liability company under the Act on April 12, 2004 upon the filing of a Certificate of Conversion by Pioglobal First Russia, Inc., a Delaware corporation (the “Corporation”), pursuant to Section 266 of the Delaware General Corporation Law, and the filing by the Company of its Certificate of Formation with the Delaware Secretary of State pursuant to the Act; and

In connection with such conversion and formation of the Company, and simultaneously with the effectiveness of the conversion of the Corporation into the Company, each issued and outstanding share of common stock, $.01 par value per share, of the Corporation (the “Common Stock”) has been converted into the right to receive one (1) voting unit of the Company (each a “Unit” and collectively the “Units”), and upon the delivery to the Company of one or more stock certificate(s) representing such shares of Common Stock, each of the Members will be issued one (1) Unit of the Company in exchange for every one (1) share of Common Stock so surrendered. As used herein, “Unit” and “Units” shall be deemed to include the Units of the Company and any other units or equity interests issued or issuable with respect thereto (whether by way of a dividend or split or in exchange for or in replacement of or upon conversion of such units or otherwise in connection with a combination of units, recapitalization, merger, consolidation or other corporate reorganization).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Organization and Powers

1.1. Organization. The Company has been formed by the filing of its Certificate of Formation with the Delaware Secretary of State for the purpose of engaging in any lawful act or activity for which limited liability companies may be organized under the Act. The Certificate of Formation may be restated by the Directors as provided in the Act or amended by the Directors to change the address of the office of the Company and the name and address of its resident agent in Delaware or to make corrections required by the Act. Other additions to, or amendments of, the Certificate of Formation shall be authorized by the Members holding a majority of the issued and outstanding Units. The Certificate of Formation, as so amended from time to time, is referred to herein as the “Certificate.” The Directors shall deliver a copy of the Certificate and any amendment thereto to any Member who so requests.

1.2. Purposes and Powers. The Company shall have authority to engage in any lawful business, trade, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act and any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the purposes stated in Section 1.1, including, without limitation, the following powers:

(a) to conduct its business and operations in any state, territory or possession of the United States or in any foreign country or jurisdiction;

(b) to purchase, receive, take, lease or otherwise acquire, own, hold, improve, maintain, use or otherwise deal in and with, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, encumber or create a security interest in all or any of its real or personal property, or any interest therein, wherever situated;

(c) to borrow or lend money or obtain or extend credit and other financial accommodations, to invest and reinvest its funds in any type of security or obligation of or interest in any public, private or governmental entity, and to give and receive interests in real and personal property as security for the payment of funds so borrowed, loaned or invested;

(d) to make contracts, including contracts of insurance, incur liabilities and give guaranties, whether or not such guaranties are in furtherance of the business and purposes of the Company, including, without limitation, guaranties of obligations of other persons who are interested in the Company or in whom the Company has an interest;

(e) to appoint one or more Directors of the Company, to employ officers, employees, agents and other persons, to fix the compensation and define the duties and obligations of such personnel, to establish and carry out retirement, incentive and benefit plans for such personnel and to indemnify such personnel to the extent permitted by this Agreement and the Act;

(f) to institute, prosecute and defend any legal action or arbitration proceeding involving the Company, and to pay, adjust, compromise, settle or refer to arbitration any claim by or against the Company or any of its assets; and

(g) to be a partner in one or more partnerships or a member in one or more limited liability companies.

1.3. Principal Place of Business. The principal office and place of business of the Company shall initially be One Faneuil Hall Marketplace, Boston, Massachusetts 02109. After giving notice to the Members, the Directors may change the principal office or place of business of the Company at any time and may cause the Company to establish other offices or places of business.

1.4. Fiscal Year. The fiscal year of the Company shall end on December 31 in each year.

1.5. Qualification in Other Jurisdictions. The Directors shall cause the Company to be qualified or registered under applicable laws of any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including, without limitation, the appointment of agents for service of process in such jurisdictions.

ARTICLE II

Members

2.1. Members. The initial Members of the Company and their addresses shall be listed on Schedule A, and those “Restricted Unit Holders” of the Company shall be so designated on Schedule A, which Schedule A shall be amended from time to time by the Directors to reflect the withdrawal of Members or the admission of new Members pursuant to this Agreement. Schedule A shall set forth the number of Units of the Company which each Member holds. Except as otherwise expressly stated herein, the Members shall constitute a single class or group of Members of the Company for all purposes of the Act. The Directors shall notify the Members of changes in Schedule A, which shall constitute the record list of Members for all purposes of this Agreement.

2.2. Admission of New Members. Additional persons or entities may be admitted by the Directors to the Company as Members and may be issued such number of Units as the Directors may approve. New Members may participate in the profits, losses, distributions, allocations and capital contributions of the Company upon such terms as are established by the Directors, which may include the establishment of classes or groups of one or more Members having different relative rights, powers, preferences and duties, or the right to vote as a separate class or group on specified matters. Unless otherwise determined by a majority of the Directors in a written resolution, each new Member of the Company shall be a Restricted Unit Holder. All new Members shall be added to Schedule A. Upon the vote of a majority of the Directors, the Directors may amend this Agreement without the consent of the Members to add additional classes of Members, so long as the rights, powers and preferences of such new classes are not equal or superior to those of the Members as of the date of this Agreement.

2.3. Classes of Units; Authorized Units. Until such time as additional classes of Units are established by the Directors pursuant to Section 2.2 hereof, the Company shall have one (1) class of Units. Except as otherwise set forth herein, the rights and powers of the Members shall be identical. The Company shall be permitted to issue an unlimited number of Units.

2.4. Certificates Representing Units.

(a) Each Member of the Company shall be entitled to have a certificate, in such form as may be approved by the Board of Directors, signed by the President or Vice President and Treasurer or Secretary of the Company, certifying the number of Units owned by such Member. If the Company shall be authorized to issue more than one class of Units or more than one series of any class, the face or back of the certificate shall indicate which class of Units or series of any such class are represented by such certificate.

(b) The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Company and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such certificate to enter into an agreement indemnifying the Company against any claim that may be made against the Company with respect to or relating to such certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

(c) Upon surrender to the Company of a certificate for Units duly endorsed, or accompanied by transfer power separate from certificate evidencing an assignment in connection with a transfer or assignment of Units permitted under the terms of this Agreement, it shall be the duty of the Company, subject to any proper restrictions on transfer, to issue a new certificate to the transferee or assignee, cancel the old certificate and record the transaction on its books and records.

2.5. Meetings of Members.

(a) Meetings of Members may be called for any purpose at any time by the Directors or the holders of a majority of the issued and outstanding Units. The Directors or the Members calling the meeting shall determine the date, time and place of each meeting of Members, and written notice thereof shall be given by the Directors to each Member not less than five (5) or more than sixty (60) days prior to the date of the meeting. Notice shall be sent to Members of record on the date when the meeting is called. The business of each meeting of Members shall be limited to the purposes described in the notice. A written waiver of notice, executed before or after a meeting by a Member or its authorized attorney and delivered to the Directors, and attendance at the meeting without protesting at or before its commencement of the inadequacy of notice to such Member shall be deemed equivalent to proper notice of the meeting.

(b) Persons holding a majority of the issued and outstanding Units shall constitute a quorum for the transaction of any business at a meeting of Members. Members may attend a meeting in person or by proxy. Members may also participate in a meeting by means of conference telephone or similar communications equipment that permits all Members present to hear each other. If less than a quorum of the Members is present, the meeting may be adjourned by the Chairman to a later date, time and place, and the meeting may be held as adjourned without further notice. When an adjourned meeting is reconvened, any business may be transacted that might have been transacted at the original meeting.

(c) The President, if present, shall preside as the Chairman at all meetings of the Members. The Chairman shall determine the order of business and the procedures to be followed at each meeting of Members. If the President is not present at any meeting of Members, the Members may designate an alternate Chairman.

2.6. Action Without a Meeting. There is no requirement that the Members hold a meeting in order to take action on any matter. The taking of an action without a meeting shall be evidenced by one or more written consents to such action that have been signed by Members who hold the requisite percentage of Units or other interest in the Company required to approve the action being taken. Such written consents shall be delivered to the Directors at the principal office of the Company and, unless otherwise specified, shall be effective as of the date specified in such written consent. The Directors shall give prompt notice to all Members who did not consent to any action taken by written consent of Members without a meeting.

2.7. Voting Rights. Unless otherwise required by the Act or this Agreement, all actions, approvals and consents to be taken or given by the Members under the Act, this Agreement or otherwise shall require the affirmative vote or written consent of Members holding a majority of the issued and outstanding Units. The sale of all or substantially all of the Company’s assets or the consolidation or merger of the Company in which it is not the resulting or surviving entity shall require the written consent of the Members holding a majority of the issued and outstanding Units and the approval of the Directors pursuant to Section 3.7.

2.8. Limitation of Liability of Members. Except as otherwise provided in the Act, no Member of the Company shall be obligated personally for any debt, obligation or liability of the Company or of any other Member, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company. Except as otherwise provided in the Act, by law or expressly in this Agreement, no Member shall have any fiduciary or other duty to another Member with respect to the business and affairs of the Company, and no Member shall be liable to the Company or any other Member for acting in good faith reliance upon the provisions of this Agreement. No Member shall have any responsibility to restore any negative balance in its Capital Account (as defined in Section 6.1) or to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company, except as required by the Act or other applicable law.

2.9. Authority. Unless specifically authorized by the Directors, no Member that is not a Director or Officer of the Company shall be an agent of the Company or have any right, power or authority to act for or to bind the Company or to undertake or assume any obligation or responsibility of the Company or of any other Member.

2.10. No Right to Withdraw. Without the consent of the other Members, no Member shall have any right to (i) resign or withdraw from the Company, (ii) receive any distribution or the repayment of its capital contribution or (iii) have the fair value of its Units in the Company appraised and paid out upon the resignation or withdrawal of such Member, except, in each case, as provided in Section 5.1(c), Article VII, Article VIII and Article IX.

ARTICLE III

Management

3.1. Board of Directors. Stephen G. Kasnet, Donald H. Hunter, L. Rebecca King, Maria Churaeva and Andrei Uspensky shall be the five (5) initial Directors of the Company. The names and addresses of the Directors shall be listed on Schedule B, which Schedule B shall be amended from time to time by the Directors to reflect the resignation or removal of Directors or the appointment of new or additional Directors pursuant to this Agreement.

3.2. Election and Qualification. The Members shall from time to time fix the number of Directors and elect the number of Directors so fixed, which number shall at all times be a minimum of three (3), or any greater odd number. The Members shall fill any vacancy created by the removal, death or resignation of a Director. Directors may, but are not required to, be Members, and shall hold office at the discretion of the Members.

3.3. Powers and Duties of the Directors. Except as otherwise set forth herein, the business and affairs of the Company shall be managed under the direction of the Directors, who, subject to Section 2.7 hereof and the limitations set forth in this Section 3.3, shall have and may exercise on behalf of the Company all of its rights, powers, duties and responsibilities under Section 1.2 or as provided by law, including, without limitation, the right and authority:

(a) to manage the business and affairs of the Company and for this purpose to employ, retain or appoint any officers, employees, consultants, agents, brokers, professionals or other persons in any capacity for such compensation and on such terms as the Directors deem necessary or desirable, and to delegate to such persons such of their duties and responsibilities as the Directors shall determine;

(b) subject to Sections 1.1 and 10.13 hereof, to enter into, execute, deliver, acknowledge, make, modify, supplement or amend any documents or instruments in the name and on behalf of the Company;

(c) to borrow money or otherwise obtain credit and other financial accommodations on behalf of the Company, on a secured or unsecured basis as provided in Section 1.2(c), and to perform or cause to be performed all of the Company’s obligations in respect of its indebtedness and any mortgage, lien or security interest securing such indebtedness;

(d) to make elections and prepare and file returns regarding any foreign, federal, state or local tax obligations of the Company;

(e) to admit additional persons or entities to the Company as Members in the manner set forth in Section 2.2; and

(f) to perform any other act that the Directors deem necessary, convenient or desirable for the Company or its business.

Notwithstanding anything to the contrary in this Agreement, the Majority Unit Holder (and not the Board of Directors) shall have the power to designate the authorized signatory(ies) of all accounts of the Company and to change such signatory(ies) from time to time.

Each Director shall devote such time to the business and affairs of the Company as is reasonably necessary for the performance of such Director’s duties, but shall not be required to devote full time to the performance of such duties and may delegate its responsibilities as provided in Section 3.3(a).

3.4. Tax Matters Partner. The Member so designated by the Directors from time to time shall serve as the “Tax Matters Partner” of the Company for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), with power to manage and represent the Company in any administrative proceeding of the Internal Revenue Service. The initial Tax Matters Partner of the Company shall be Pioglobal Omega, LLC, c/o Donald H. Hunter.

3.5. Reliance by Third Parties. Any person dealing with the Company, the Directors or any Member may rely upon a certificate signed by any Director so authorized to sign such certificate by a majority of the Directors pursuant to Section 3.7 as to (i) the identity of any Director or Member; (ii) any factual matters relevant to the affairs of the Company; (iii) the persons who are authorized to execute and deliver any document on behalf of the Company; or (iv) any action taken or omitted by the Company, the Directors or any Member.

3.6. Removal or Retirement of a Director. Any Director may resign upon written notice to the Company. The holders of a majority of the Units may remove any Director with or without cause upon written notice; provided, however, that no removal of a Director shall affect the vested rights of such Director or increase any obligations of the Director without his or her prior written consent. Any removal for cause shall be effected at a meeting properly called by any Member(s) expressly for such purpose, and the Director or Directors to be so removed shall have reasonable advance notice of any allegations against them and an opportunity to be heard at such meeting.

3.7. Meetings and Action of Directors. Unless otherwise determined by the Members, all actions to be taken by the Directors shall be taken by majority vote or written consent of a majority of the Directors then in office. There is no requirement that the Directors hold a meeting in order to take action on any matter. Meetings of the Directors may be called by any Director. If action is to be taken at a meeting of the Directors, notice of the time, date and place of the meeting shall be given to each Director by an Officer or the Director calling the meeting by personal delivery, telephone or fax sent to the business or home address of each Director at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to each Director at either such address at least five (5) days in advance of the meeting; provided, however, that no notice need be given to a Director who waives notice before or after the meeting, or who attends the meeting without protesting at or before its commencement the inadequacy of notice to him or her. Directors may also attend a meeting in person or by proxy, and they may also participate in a meeting by means of conference telephone or similar communications equipment that permits all Directors present to hear each other. The Chairman shall determine the order of business and the procedures to be followed at each meeting of the Directors.

3.8. Officers of the Company.

(a) The officers of the Company shall be a President, Vice President, Treasurer, Secretary and such other officers as the Members may elect or appoint from time to time (individually, an “Officer” and collectively, the “Officers”).

(b) Unless another Officer of the Company is so designated by the Members, the President shall be the Chairman and chief executive officer of the Company and shall, subject to the direction of the Members, have general and active control and supervision over the management and direction of the business, property and affairs of the Company. In addition, the President shall have such other powers and perform such other duties as may be assigned him by the Members, or as may be delegated to him by the Chairman. In the absence or disability of the President, or in case of an unfilled vacancy in that office, the Members may designate a Vice-President or other Officer of the Company to perform the duties and exercise the powers of the President.

(d) The Treasurer shall have responsibility for the care and custody of the funds and books of account of the Company and shall have and exercise all the powers and duties commonly incident to such office. The Treasurer may endorse for deposit or collection all checks, notes, drafts and instruments for the payment of money, payable to the Company or to its order. He shall cause to be kept accurate books of account of all monies received and paid on account of the Company.

(e) The Secretary shall keep accurate records of all meetings and actions of the Members and the Directors and shall perform all the duties commonly incident to such office and shall perform such other duties and have such other powers as the Members shall from time to time designate or as may be otherwise provided for in this Agreement. An Assistant Secretary, upon appointment by the Members, shall have all the powers of the Secretary, except as specifically limited by a vote of the Members. In the absence of the Secretary and any Assistant Secretary, a Secretary Pro Tempore may be elected or appointed by the Members or Directors to perform the Secretary’s duties.

(f) All Officers shall hold office at the discretion of the Members and may be removed by a vote of the Members with or without cause. Any Officer may resign by delivering his or her written resignation to the Company at its principal office and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.9. Compensation. Unless approved and authorized by the Members, no Director shall be entitled to any compensation or benefits for his or her services.

3.10. Limitation of Liability of Director and Officers. No Director or Officer shall be obligated personally for any debt, obligation or liability of the Company or of any Member, whether arising in contract, tort or otherwise, solely by reason of being or acting as Director or Officer of the Company.

ARTICLE IV

Indemnification

4.1. Definitions. For purposes of this Article IV:

“Indemnified Persons” includes (i) a person serving as a Director or an Officer of the Company or in a similar executive capacity appointed by the Directors and exercising rights and duties delegated by the Directors, (ii) a person serving at the request of the Company as a director, officer, employee or other agent of another organization and (iii) any person who formerly served in any of the foregoing capacities;

“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any claim which could be the subject of a proceeding.

4.2. Right to Indemnification.

(a) Except as may be limited by law and subject to the provisions of this Article, the Company shall indemnify each Indemnified Person who was or is a party or threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Company) as a result of or in connection with such Indemnified Persons services on behalf of or at the request of the Company against any and all expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Person in connection with such a Proceeding if the Indemnified Person acted in good faith and in a manner the Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnified Person’s conduct was unlawful.

The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which the Indemnified Person reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that the Indemnified Person’s conduct was lawful.

(b) Except as may be limited by law and subject to the provisions of this Article, the Company shall indemnify each Indemnified Person who was or is a party or threatened to be made a party to any Proceeding by or in the right of the Company against any and all expenses, including attorney’s fees, actually and reasonably incurred by the Indemnified Person in connection with the defense and settlement of such Proceeding if the Indemnified Person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any Proceeding as to which such Indemnified Person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the Proceeding was brought shall determine that in view of all of the circumstances, such Indemnified Person is fairly and reasonably entitled to indemnification for such expenses.

(c) Subject to the foregoing limitations, such indemnification may be provided by the Company with respect to a Proceeding in which it is claimed that an Indemnified Person received an improper personal benefit by reason of its position, regardless of whether the claim arises out of the Indemnified Person’s service in such capacity, except for matters as to which it is finally determined that an improper personal benefit was received by the Indemnified Person.

4.3. Award of Indemnification. The determination of whether the Company is authorized to indemnify an Indemnified Person hereunder and any award of indemnification shall be made in each instance by Members holding a majority of the issued and outstanding Units. The Company shall be obliged to pay indemnification applied for by an Indemnified Person unless there is an adverse determination (as provided above) within forty-five (45) days after the application. If indemnification is denied, the applicant may seek an independent determination of its right to indemnification by a court, and in such event, the Company shall have the burden of proving that the applicant was ineligible for indemnification under this Article. Notwithstanding the foregoing, in the case of a proceeding by or in the right of the Company in which an Indemnified Person is adjudged liable to the Company, indemnification hereunder shall be provided to such Indemnified Person only upon a determination by a court having jurisdiction that in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

4.4. Successful Defense. Notwithstanding any contrary provisions of this Article, to the extent that an Indemnified Person has been wholly successful on the merits or otherwise in the defense of any Proceeding in which it was involved (including termination of investigative or other Proceedings without a finding of fault on the part of the Indemnified Person), the Indemnified Person shall be indemnified by the Company against all expenses incurred by the Indemnified Person in connection therewith.

4.5. Advance Payments. Except as may be limited by law, expenses incurred by an Indemnified Person in defending any Proceeding, including a Proceeding by or in the right of the Company, shall be paid by the Company to the Indemnified Person in advance of final disposition of the proceeding upon receipt of its written undertaking to repay such amount if the Indemnified Person is ultimately determined pursuant to this Article or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of the Indemnified Person to make repayment; provided, however, that no such advance payment of expenses shall be made if it is determined pursuant to Section 4.3 of this Article, on the basis of the circumstances known at the time (without further investigation), that the Indemnified Person is ineligible for indemnification.

4.6. Insurance. The Company shall have power to purchase and maintain insurance on behalf of any director, officer, agent or employee against any liability or cost incurred by such person in any such capacity or arising out of its status as such, whether or not the Company would have power to indemnify against such liability or cost.

4.7. Heirs and Personal Representatives. The indemnification provided by this Article shall inure to the benefit of the heirs and personal representatives of each Indemnified Person.

4.8. Non-Exclusivity. The provisions of this Article shall not be construed to limit the power of the Company to indemnify its directors, members, officers, employees or agents to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article.

4.9. Amendment. The provisions of this Article may be amended or repealed in accordance with Section 10.13; provided, however, that no amendment or repeal of such provisions that adversely affects the rights of an Indemnified Person under this Article with respect to its acts or omissions at any time prior to such amendment or repeal shall apply to such Indemnified Person without such Indemnified Person’s express written consent.

ARTICLE V

Conflicts of Interest

5.1. Transactions with Interested Persons.

(a) Unless entered into in bad faith, no contract, transaction or arrangement between the Company and one or more of its Directors, Officers or Members, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Directors, Officers or Members have a financial interest or is a director, partner, officer, employee, equity owner, consultant or agent, shall be voidable solely for this reason or solely because such Director, Officer or Member was present or participated in the authorization of such contract, transaction or arrangement.

(b) No Director, Officer or Member interested in any such contract, transaction or arrangement, because of such interest, shall be considered to be in breach of this Agreement or liable to the Company, any Director or Member, or any other person or organization for any loss or expense incurred by reason of such contract, transaction or arrangement or shall be accountable for any gain or profit realized from such contract, transaction or arrangement.

(c) It is hereby expressly acknowledged and agreed that all intercompany arrangements between Parent and its subsidiaries, on the one hand, and the Company, on the other hand, established or existing at any time on or before the date hereof shall not be deemed to violate any of the provisions of this Agreement and shall be permitted to be continued from and after the date hereof without any such violation. Such intercompany arrangements include, but are not limited to, management fees charged by Parent or its subsidiaries to the Company, intercompany debt between Parent and its subsidiaries and the Company and other cost and expense allocations between Parent and its subsidiaries and the Company (which may or may not be added to intercompany debt from time to time).

ARTICLE VI

Capital Accounts and Contributions

6.1. Capital Accounts.

(a) There shall be established on the books of the Company a separate capital account (a “Capital Account”) for each Member.

(b) The Capital Account of each Member (regardless of the time or manner in which such Member’s interest was acquired) shall be maintained in accordance with the rules of Section 704(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and Treasury Regulation Section 1.704-1(b)(2)(iv). Adjustments shall be made to the Capital Accounts for distributions and allocations as required by the rules of Section 704(b) of the Code and the Treasury Regulations thereunder.

(c) If there is a transfer of all or a part of an interest in the Company by a Member, the Capital Account and Adjusted Contribution (as defined in Section 7.a.ii.) of the transferor that is attributable to the transferred interest shall carry over to the transferee of such Member.

(d) Subject to Section 7.2, notwithstanding any other provision contained herein to the contrary, no Member shall be required to restore any negative balance in its Capital Account.

6.2. Contributions. Each Member shall have the initial Capital Account set forth on Schedule A. No Member shall be required to make any additional contribution to the capital of the Company. The Company may borrow from its Members, Parent and its subsidiaries, as well as from banks or other lending institutions to finance its working capital or the acquisition of assets upon such terms and conditions as shall be approved by the Directors, and any such borrowings from Members shall not be considered Contributions or reflected in their Capital Accounts. Any such borrowings shall bear interest at a rate to be determined by the Directors. No Member shall be entitled to any interest or compensation with respect to its Contribution or any services rendered on behalf of the Company, except as specifically provided in this Agreement or approved by the Directors. No Member shall have any liability for the repayment of the Contribution of any other Member and each Member shall look only to the assets of the Company for return of its Contribution.

ARTICLE VII

Profits, Losses and Distributions

7.1. Profits, Losses and Distributions.

(a)	As used in this Agreement, the following terms shall have the meanings specified below:

(i)	“Contributions” means the amounts set forth opposite each Member’s name on Schedule A hereto, plus all additional capital contributions of such Member, if any.

(ii)	“Adjusted Contribution” means, as of any day, a Member’s total Contributions less all amounts actually distributed by the Company to such Member.

(iii)	“profits” and “losses” mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Company and computed in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv). Profits and losses for Federal income tax purposes shall be allocated in the same manner as profits and losses for purposes of this Article VII, except as provided in Section 7.3(a).

(iv)	“ownership percentage” means with respect to any Member, the percentage determined by dividing the number of Units owned by such Member at the relevant time by the aggregate number of Units then issued and outstanding.

(b) To the extent that there is an outstanding loan made by the Company to a Member or other amounts due to the Company from a Member, any amount that would have otherwise been distributed hereunder shall not be distributed by the Company to such Member. Rather, such amount shall be treated for all purposes as having been actually distributed to the Member pursuant to Section 7.1(c) followed by a repayment by the Member on the outstanding loan or other amount due to the Company in such amount, first to the extent that there is accrued but unpaid interest and thereafter to unpaid principal.

(c) All profits arising from the normal course of business operations or otherwise, commencing with the date of this Agreement, shall be allocated to the Members in the following order and priority:

(i)	first, to the Members in proportion to any deficit Capital Account balances, until such deficits are eliminated;

(ii)	second, to the Members in proportion to their respective Adjusted Capital Contributions until the balance in each Member’s Capital Account is equal to the amount of each Member’s Adjusted Capital Contributions; and

(iii)	third, any remaining profits shall be allocated among the Members pro rata in accordance with their respective ownership percentages.

(d) All losses arising from the normal course of business operations or otherwise, commencing with the date of this Agreement, shall be allocated to the Members in the following order and priority:

(i)	first, to the Members in proportion to their respective differences between a Member’s Capital Account and such Member’s Adjusted Capital Contributions to reduce the balance in each Member’s Capital Account to an amount equal to such Member’s Adjusted Capital Contributions;

(ii)	second, to the Members in proportion to their Adjusted Capital Contributions to reduce the balance in each Member’s Capital Account to zero; and

(iii)	third, ay remaining losses shall be allocated among the Members pro rata in accordance with their respective ownership percentages.

(e) All profits and losses allocated, and all cash distributed, to the Members shall be credited or charged, as the case may be, to their Capital Accounts.

(f) Distributions may be made to Members in the sole discretion of the Directors. Distributions are not required to be made and no Member is entitled to any distribution hereunder, except as otherwise specifically set forth herein.

7.2. Distributions Upon Dissolution.

(a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Company (including any and all intercompany indebtedness owed by the Company to the Majority Unit Holder, Parent or any of its subsidiaries) and repayment, or provision for repayment, of all outstanding principal and accrued interest under all loans made by the Company to any Member, the remaining assets of the Company (or the proceeds of sales or other dispositions in liquidation of the Company assets, as may be determined by the remaining or surviving Member(s)), shall be distributed in the following order and priority:

(i)	first, to fund reserves for liabilities not then due and owing and for contingent liabilities to the extent deemed reasonable by the Board of Directors, provided, that, upon the expiration of such period of time as the Board of Directors shall deem advisable, the balance of such reserves remaining after the payment of such contingencies shall be distributed in the manner set forth in subsections (ii) and (iii) below;

(ii)	second, to the Members in proportion to the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Company taxable year; and

(iii)	third, to the Members pro rata in accordance with their respective ownership percentages.

(b) With respect to assets distributed in kind to the Members in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Company immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Members and credited or charged to their Capital Accounts, and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 7.2(b), “unrealized appreciation” or “unrealized depreciation” shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing but subject to Section 7701(g) of the Code, and the Company’s basis in such assets as determined under Treasury Regulation Section 1.704-1(b). This Section 7.2(b) is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 7.2(b) or elsewhere in this Agreement is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the Directors.

7.3. Special Provisions.

Notwithstanding the foregoing provisions in this Article VII:

(a) Income, gain, loss and deduction with respect to Company property which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-(b) and its basis computed for Federal income tax purposes shall be shared among Members so as to take account of the variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-3.

(b) Section 704 of the Code and the Treasury Regulations issued thereunder, including but not limited to the provisions of such regulations addressing qualified income offset provisions, minimum gain chargeback requirements and allocations of deductions attributable to nonrecourse debt and partner nonrecourse debt, are hereby incorporated by reference into this Agreement.

7.4. Distribution of Assets in Kind. No Member shall have the right to require any distribution of any assets of the Company to be made in cash or in kind. Any Member entitled to any interest in such assets shall, unless otherwise determined by the Directors, receive separate assets of the Company, and not an interest as tenant-in-common with other Members so entitled in each asset being distributed. Distributions in kind need not be made on a pro rata basis but may be made on any basis which the Directors determine to be fair and reasonable under the circumstances.

ARTICLE VIII

Transfers of Interests

8.1. Defined Terms. The following capitalized terms, as used in this Article VIII, shall have the meanings set forth below.

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Board of Directors” means the Board of Directors of the Company.

“Person” means an individual, corporation, association, partnership, limited liability company, estate, trust or any other entity or organization, governmental or otherwise.

“Sale Transaction” means any (i) consolidation or merger of Parent, the Majority Unit Holder, the Company or any direct or indirect parent company to the Company into or with another entity or entities, (ii) arm’s length sale, lease, abandonment, transfer or other disposition of all or substantially all of the assets of Parent, the Majority Unit Holder, the Company or any direct or indirect parent company to the Company, or (iii) any other arm’s length transaction in which any person, group or entity acquires a controlling equity interest in Parent, the Majority Unit Holder, the Company or any direct or indirect parent company to the Company. For the purposes of this definition, an equity interest in a company of twenty percent (20%) or more shall be deemed to be a “controlling interest.”

“Transfer” means any direct or indirect transfer (including the placement in trust, voting or otherwise), donation, gift, sale, assignment, alienation, pledge, hypothecation, grant of a security interest in or lien on or other disposal or attempted disposal of all or any portion of a security of the Company or any rights therein. “Transferee” means the recipient of a Transfer and “Transferor” means a Person effecting the Transfer.

8.2. Restrictions on Transfer. Each of the Restricted Unit Holders agrees that he or she will not Transfer all or any portion of the Units now owned or hereafter acquired by him or her, unless and until such Restricted Unit Holder has complied with the terms and provisions of this Agreement. Notwithstanding the foregoing but subject to the other terms of this Agreement, the Restricted Unit Holders may effect Transfers pursuant to Sections 8.3, 8.7 and 8.8 hereof, in each case made in accordance with the procedures set forth therein.

8.3. Right of First Refusal. A Restricted Unit Holder may Transfer (a “Proposed Transaction”) all or any portion of the Units held by such Restricted Unit Holder to an independent, bona fide third party purchaser for fair value (a “Proposed Transferee”) if and only if such Restricted Unit Holder first offers to Transfer such Units to the Company in accordance with the terms and conditions hereof:

(a) Such transferring Restricted Unit Holder shall deliver written notice (the “Offer Notice”) of its desire to consummate the Proposed Transaction to the Company. The Offer Notice shall specify (i) the identity of the transferring Restricted Unit Holder, (ii) the total number of Units owned by the transferring Restricted Unit Holder, (iii) the number of Units of the transferring Restricted Unit Holder subject to the Proposed Transaction (the “Offered Units”), (iv) the proposed consideration per Unit to be paid for the Offered Units and (v) all other terms and conditions of the Proposed Transaction. The Offer Notice shall constitute an irrevocable offer to sell all or any portion (in the Company’s sole discretion) of the Offered Units to the Company at the lesser of the aggregate price stated in the Offer Notice for the Offered Units or the Fair Market Value (as defined herein) of the Offered Units and otherwise on substantially the same terms as set forth in the Offer Notice.

(b) The Company shall have the right (the “Right of First Refusal”) to accept the offer to purchase all or a portion of the Offered Units for the lesser of the aggregate price stated in the Offer Notice for the Offered Units or the Fair Market Value (as defined herein) of the Offered Units and otherwise on substantially the same the terms and conditions as specified in the Offer Notice. The Company may exercise its Right of First Refusal by delivering written notice of such exercise to the transferring Restricted Unit Holder within sixty (60) days after the Company’s receipt of the Offer Notice. Such written notice of exercise shall constitute a valid, legally binding and enforceable agreement for the purchase and sale of all or a portion of the Offered Units, as specified in the Company’s written notice of exercise. The Company may assign its repurchase right in whole or in part to one or more Persons in its sole discretion.

(c) The closing for any purchase of the Offered Units by the Company hereunder shall take place within forty-five (45) days after the date of the Company’s notice of exercise. Such closing shall be effected by the transferring Restricted Unit Holder’s delivery to the Company of a certificate or certificates evidencing the Offered Units to be purchased, free and clear of any and all liens, pledges or encumbrances of any kind, and duly endorsed for transfer to the Company against payment by the Company to the transferring Restricted Unit Holder of the purchase price therefor.

(d) In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Board of Directors, with the advice of an independent, third-party appraiser, shall determine the fair market value of such non-cash consideration, reasonably and in good faith, which shall be deemed to constitute the “aggregate price stated in the Offer Notice” for the purposes of subsection (b) above, and the Company may exercise its right of first refusal by payment of the lesser of such aggregate price stated in the Offer Notice or the Fair Market Value (as defined herein) in accordance with subsection (b). Notwithstanding anything in this Agreement to the contrary, to the extent that the Company has insufficient funds legally available for the repurchase of Units or equity securities of the Company or the Company is not permitted to repurchase for cash Units or equity securities of its employees pursuant to any agreement of the Company or its affiliates, the Company may pay for the Units by delivery of a subordinated promissory note in an original principal amount equal to that portion of the purchase price not paid in cash, payable over a term of not more than five (5) years and bearing interest at the then Applicable Federal Rate.

8.4. Sales to Competitors. Notwithstanding anything contained in this Agreement to the contrary, each Restricted Unit Holder hereby agrees not to Transfer any Units or other securities of the Company or options in respect thereof to any Person whose activities, products or services are directly or indirectly competitive with the activities, products or services of the Company as reasonably determined by the Board of Directors, as of the date of the proposed Transfer.

8.5. Prohibited Transfers. If any Transfer is made or attempted that is contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio and the Company shall have, in addition to any other legal or equitable remedies to which it may be entitled, the right to enforce the provisions of this Agreement by one or more actions for specific performance (to the maximum extent permitted by law). Further, the Company shall have the right to refuse give effect to any such Transfer and recognize any corresponding Transferee as one of its unit holders for any and all purposes.

8.6. Fair Market Value. As used in this Agreement, “Fair Market Value” shall mean the fair market value of the Units determined by an independent, third party appraiser selected by the Company and reasonably approved by the Restricted Unit Holder whose Units are at issue, such approval not to be unreasonably withheld, conditioned or delayed; provided, that the Restricted Unit Holder’s approval shall not be so required in the event the independent, third party appraiser selected by the Company is one of the following firms: Deloitte & Touche, Ernst & Young or KPMG, and any successor firm thereto. Notwithstanding the foregoing, if the appraisal of the fair market value of the Units as of January 1, 2003 contemplated by the Stock Agreement by and among Parent, the Company, the Majority Unit Holder, and each of Uspensky and Churaeva has been rendered, and the related formula recorded and delivered to the Company’s Board of Directors, then the Company’s Board of Directors shall determine the fair market value of the Units substantially in accordance with said formula, and any such determination by the Board of Directors shall be final, binding and conclusive. The Company shall use its reasonable efforts to ensure that the Company’s Board of Directors or selected independent, third party appraiser, as the case may be, provides the fair market value of the Units being offered to or purchased by, as applicable, the Company within thirty (30) days from the date of delivery of the Call Notice (as defined in Section 8.7) or engagement of such appraiser, as applicable. All costs relating to any engagement of an independent, third party appraiser shall be borne by the Company.

8.7. Call by the Company. If (a) the employment by a Restricted Unit Holder by the Company or any of its subsidiaries shall terminate for any reason whatsoever, including, without limitation, for cause, without cause or by reason of death or disability, or (b) if a Restricted Unit Holder breaches any provision of this Agreement (each being a “Call Event”), the Company shall have the right, but not the obligation, to purchase (the “Call Option”), by delivery of a written notice (the “Call Notice”) to such terminated Restricted Unit Holder no later than one hundred twenty (120) days after the date of such Call Event, and such Restricted Unit Holder shall be required to sell, all (but not less than all) of the Units which are then owned by the Restricted Unit Holder (collectively, the “Call Securities”) at a price per Unit equal to the Call Price (as defined below) applicable to such Units.

(a) Assignment of Call Right. The Company may, in its sole discretion, assign the Company’s right to exercise the Call Option, in whole or in part, to any related or unrelated third party, provided, that the parties electing to purchase the Call Securities hereunder shall be required to collectively purchase all and not less than all of the Call Securities.

(b) Call Price. As used herein, the “Call Price” shall mean (a) if the employment of the Restricted Unit Holder with the Company or one of its subsidiaries is terminated for Cause or is voluntarily terminated by the Restricted Unit Holder without Good Reason, the lesser of the Fair Market Value of the Call Securities as of January 1, 2003 or the Fair Market Value of the Call Securities as of the date of the Call Notice, (b) if the employment of the Restricted Unit Holder is terminated other than for Cause or the Restricted Unit Holder voluntarily terminates his or her employment with the Company or one of its subsidiaries for Good Reason, Fair Market Value of the Call Securities as of the date of the Call Notice, and (c) if the Restricted Unit Holder breaches any provision of this Agreement, one dollar ($1.00) per Unit. As used herein, “Cause” shall mean such Restricted Unit Holder’s (i) failure, neglect or refusal to perform his or her responsibilities as an employee, officer and director of the Company or its subsidiaries, as applicable, (ii) failure to achieve performance goals set by the Board of Directors or officers or the Company or Parent and communicated to such Restricted Unit Holder within a reasonable time in advance of the date or dates such goals are evaluated or measured, (iii) engagement in any dishonesty or willful misconduct, fraud, misappropriation or embezzlement injurious to the Company or any subsidiary of the Company whether monetarily or otherwise or (iv) conviction of a felony or any crime involving moral turpitude (including the entry of a nolo contendre plea). As used herein, “Good Reason” shall mean with respect to any Restricted Unit Holder, such Restricted Unit Holder’s resignation from his or her employment with the Company or any of its subsidiaries following and because of (A) the Company’s or such subsidiary’s reducing or reassigning a material portion of the Restricted Unit Holder’s duties without Cause or (B) a reduction of the Restricted Unit Holder’s base salary other than in connection with an across-the-board reduction of executive compensation imposed by the Board of Directors or board of directors of such subsidiary, if applicable, in response to negative financial results or other adverse circumstances affecting the Company or such subsidiary. For the avoidance of doubt, the termination of a Restricted Unit Holder’s employment with the Company or its subsidiary(ies) by reason of such Restricted Unit Holder’s death, disability (as confirmed by a medical doctor acceptable to the Company) or retirement at age 65 shall not be deemed to be a voluntarily termination of such employment by the Restricted Unit Holder without Good Reason and shall constitute a termination other than for Cause.

(c) Call Right Closing Mechanics. The closing of the purchase of the Call Securities shall take place at the principal office of the Company in Boston, Massachusetts within thirty (30) days after the determination of Fair Market Value for the purpose of determining the Call Price. Such closing shall be effected by the transferring Restricted Unit Holder’s delivery to the Company of a certificate or certificates evidencing the Call Securities to be purchased, free and clear of any and all liens, pledges or encumbrances of any kind, and duly endorsed for transfer to the Company or its assignee or assignees against payment by the Company or such assignee or assignees, as applicable, to the transferring Restricted Unit Holder of the Call Price therefor. In the event that more than one Person is purchasing the Call Securities, all of the Call Securities shall be purchased at the same time and place, and all such deliveries will be deemed to be made simultaneously, and none shall be deemed to have been completed until all have been completed. Notwithstanding anything in this Agreement to the contrary, to the extent that the Company has insufficient funds legally available for the repurchase of equity securities of the Company or the Company is not permitted to repurchase for cash equity securities of terminated employees pursuant to any agreement of the Company or its affiliates, the Company may pay for the Call Price by delivery of a subordinated promissory note in an original principal amount equal to that portion of the Call Price not paid in cash, payable over a term of not more than five (5) years and bearing interest at the then Applicable Federal Rate.

(d) Termination of Call Right. If neither the Company nor its assignee(s) elect to exercise the Call Option and deliver a Call Notice within the one hundred twenty (120) day period specified above, then the Call Option shall terminate, but the Restricted Unit Holder shall continue to hold such Call Securities pursuant to all of the other provisions of this Agreement.

8.8. Right of Company to Require Sale.

(a) In the event that a Sale Transaction involving the sale of Units to a bona fide third party (or parties) (the “Sale Offeror”) is proposed by Parent, the Company or the Majority Unit Holder, each Restricted Unit Holder shall be obligated to, if requested in writing by Parent, the Company or Majority Unit Holder (the “Sale Notice”), and shall sell, transfer and deliver, or cause to be sold, transferred and delivered to the Sale Offeror, that number of Units owned by such Restricted Unit Holder as of the date of the Sale Notice as shall equal the product of (a) a fraction, the numerator of which is the number of Units proposed to be transferred by the Majority Unit Holder as of the date of the Sale Notice, and the denominator of which is the aggregate number of Units owned as of the date of such Sale Notice by the Majority Unit Holder, multiplied by (b) the number of Units owned as of the date of such Sale Notice by such Restricted Unit Holder. The Restricted Unit Holder shall sell, transfer and deliver such Units (i) for the same purchase price proposed to be paid to the Majority Unit Holder and otherwise on substantially the same terms and conditions as those applicable to the Majority Unit Holder and (ii) at the same time and place as the closing of the transaction with respect to the Majority Unit Holder’s Units.

(b) In the event that a Sale Transaction other than a transaction involving the sale of Units is proposed by Parent, the Company or the Majority Unit Holder, each Restricted Unit Holder shall be obligated to, upon receipt of a Sale Notice, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered to the Company or the Majority Unit Holder, as specified in the Sale Notice, all, but not less than all of the Units then owned by such Restricted Unit Holder at a purchase price equal to the Fair Market Value of the Units being purchased. The closing for such purchase and sale shall be specified in the Sale Notice.

(c) At the closing of any transaction contemplated by this Section, the Restricted Unit Holder shall deliver the certificate or certificates evidencing the Units owned by such Restricted Unit Holder to be purchased, free and clear of any and all liens, pledges or encumbrances of any kind, and duly endorsed for transfer to the Sale Offeror, the Company or Majority Unit Holder or their nominee, as applicable, against payment of the purchase price therefor. The Restricted Unit Holder hereby agrees to execute all such additional documents, agreements or instruments as may be reasonably required by the Sale Offeror, the Company or the Majority Unit Holder to consummate such purchase and sale and the Sale Transaction.

(d) Sale Notice. In the event a Sale Transaction is proposed by the Company or Majority Unit Holder as contemplated by Section 8.8, the Company or Majority Unit Holder shall promptly deliver to the other Members a written notice (the “Sale Notice”) stating that the Company or Majority Unit Holder elects to exercise its right pursuant to this Section 8.8 to require that the Restricted Unit Holders participate in such Sale Transaction or to sell their Units pursuant to subsection (b).

(e) Period For Required Sale. If the Majority Unit Holder has delivered the appropriate written notice indicating that it elects to exercise its right pursuant to this Article VIII to require the Restricted Unit Holders to participate in the Sale Transaction contemplated by the Sale Notice, then for a period of one hundred eighty (180) days after the date of the Sale Notice, the Restricted Unit Holders shall be obligated to sell or otherwise dispose of their Units to the Sale Offeror on substantially the same terms and conditions that apply to the Majority Unit Holder with respect to such Sale Transaction (other than consideration per unit which shall be the same consideration applicable to the Majority Unit Holder’s Units) or to sell their Units pursuant to subsection (b) . Each Restricted Unit Holder shall pay its owns costs and expenses, if any, incurred by he or she in connection with the sale or other disposition of his or her Units pursuant to such Sale Transaction.

8.9. Disabling Event as to Member. In the event of the death or incompetence of a Member or the termination, dissolution or liquidation of a Member which is an entity, the legal representative or successors of the Member shall be deemed to be the assignee of the Member’s Units by operation of law and shall be subject to all of such assigning Member’s obligations hereunder, including all of the provisions of this Article VIII and the assigning Member’s obligation to sell the Units to the Company pursuant to the call right in Section 8.7 or otherwise pursuant to this Article VIII. The assignee of the Member’s Units in the event of death or incompetence may become a substitute Member only upon compliance with the provisions of Section 8.11. The substitute Member, its successors or legal representative shall be liable for all of the assignor’s Member’s liabilities and obligations to the Company as a Member.

8.10. Additional Requirements.

(a) If a Member has otherwise complied with the provisions of this Article VIII and a Transfer by such Member is permitted hereby, the following additional requirements must be satisfied prior to giving effect to such Transfer:

(i) the assignee, if requested by the Directors, shall deliver to the Company an opinion of counsel acceptable to counsel to the Company, in form and substance satisfactory to counsel to the Company, that such assignment and any offering made in connection therewith are in compliance with applicable federal and state securities laws;

(ii) the assignee executes an instrument containing representations requested by the Directors, including, without limitation, a representation that it is acquiring such Units or part thereof for its own account for investment and not with a view to the distribution or resale thereof;

(iii) the assignee delivers to the Directors copies of the instrument of assignment and any related documents, which documents shall be satisfactory to the Directors;

(iv) the assignee has agreed in writing by executing the Joinder Agreement attached hereto as Exhibit A , as a condition to receiving a Units, to be bound by this Agreement to the same extent and on the same terms as the other Members of the same class; and

(v) the transferring Member delivers to the Company certification, in form and substance satisfactory to counsel of the Company, that such assignment is not being made to a party whose activities, products or services are directly or indirectly competitive with the activities, products or services of the Company, as reasonably determined by the Board of Directors, as of the date of the proposed assignment.

If the foregoing conditions are not complied with, the Company need not recognize such assignment for any purpose hereunder.

(b) Any Member who shall assign all of its Units shall cease to be a Member of the Company, and shall no longer have any rights or privileges or obligations of a Member, except that, unless and until the assignee of such Member is admitted to the Company as a substitute Member in accordance with Section 8.11, the assigning Member shall retain the statutory rights, if any, and be subject to the statutory obligations, if any, of an assignor member under the Act.

8.11. Substitute Members. An assignee of a Member’s Units assigned by operation of law in accordance with the provisions of Section 8.9 shall permitted to become a substitute Member if the Units held by such assignee are not otherwise required to be sold to the Company hereunder (or the Company elects not to purchase such Units), the Board of Directors and Members consent to such admission as a Member and the assignee complies with the provisions of Section 8.10. An assignee of a Member’s Units who does not become a substitute Member in accordance with this Section 8.11 and who desires to make a further assignment of its Units shall be subject to all the provisions of Article VIII to the same extent as a Restricted Unit Holder. Failure or refusal of the Directors and Members to admit an assignee as a substitute Member shall in no way affect the right of such assignee to receive the share of the profits, losses, and distributions to which its predecessor in interest was entitled.

ARTICLE IX

Dissolution, Liquidation and Termination

9.1 Dissolution. The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following:

(a) the written consent of Members holding a majority of the issued and outstanding Units; or

(b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(c) No other event, including the retirement, insolvency, liquidation, dissolution, insanity, expulsion, bankruptcy, death, incapacity or adjudication of incompetency of a Member, shall cause the Company to be dissolved.

9.2 Liquidation. Upon dissolution of the Company, Majority Unit Holder shall act as its liquidating trustee. The liquidating trustee shall proceed diligently to liquidate the Company and wind up its affairs and shall dispose of the assets of the Company as provided in Section 7.2 hereof. Until final distribution, the liquidating trustee may continue to operate the business and properties of the Company with all of the power and authority of the Directors. As promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause an accounting by the accounting firm then serving the Company of the Company’s assets, liabilities, operations and liquidating distributions to be given to the Members.

9.3 Certificate of Cancellation. Upon completion of the distribution of Company assets as provided herein, the Company shall be terminated, and the Directors (or such other person or persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware under the Act, cancel any other filings made pursuant to Sections 1.1 and 1.5 and take such other actions as may be necessary to terminate the existence of the Company.

ARTICLE X

General Provisions

10.1 Restrictions on Other Agreements. No Restricted Unit Holder shall enter into any agreement or arrangement of any kind with any person with respect to the Units owned by such Restricted Unit Holder on terms which conflict with the provisions of this Agreement, including agreements or arrangements with respect to the acquisition, disposition or voting of such Units inconsistent herewith.

10.2 Regulatory and Governmental Approvals. Notwithstanding anything in this Agreement to the contrary, no transaction or action contemplated herein shall be consummated and no units or interests or rights therein transferred, sold, assigned or conveyed in any manner prior to receiving any required foreign or domestic regulatory or governmental approval or consent, and all time frames described herein shall be reasonably extended to permit the parties hereto to seek and obtain any such approval or consent.

10.3 Attorney-in-Fact. Each Restricted Unit Holder hereby irrevocably appoints the President and Treasurer of the Company as his or her attorney-in-fact with specific authority to execute, acknowledge, swear to, file and deliver all instruments, certificates and other documents, including, without limitation, any assignment of a Unit, and to take any other action requisite to carrying out the intention and purpose of this Agreement. The foregoing powers shall be deemed powers coupled with an interest.

10.4 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware, without regard to any conflicts of laws principles thereof. The parties hereby irrevocably consent to the exclusive jurisdiction of the Commonwealth of Massachusetts and the State of Delaware and agree that any claim brought hereunder or in connection herewith shall be brought before a court sitting in Massachusetts or Delaware.

10.5 Waiver of Jury Trial. The parties hereto hereby knowingly and irrevocably waive their right to a trial by jury in connection with any dispute arising under, in connection with or relating to this Agreement.

10.6 Severability. The invalidity or unenforceability of any particular provision of this Agreement or portion thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions or portions thereof were omitted.

10.7 Equitable Remedies. The parties hereto acknowledge and agree that the covenants of the Company and the Members set forth in this Agreement may be enforced in equity by a decree requiring specific performance. In the event of a breach of this Agreement, the aggrieved party will be entitled to institute and prosecute proceedings in any permitted jurisdiction specified above to enforce specific performance of such provision, as well as to obtain damages for breach of this Agreement. Without limiting the foregoing, if any dispute arises concerning the sale or other disposition of any of the Units subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, the parties to this Agreement agree that an injunction may be issued in connection therewith, including restraining the sale or other disposition of such Units or rescinding such sale or other disposition. The remedies provided in this section shall be cumulative and not exclusive, and shall be in addition to any other remedies which Company or Majority Unit Holder may have pursuant to this Agreement or applicable law.

10.8 Notices. Any notice required to be given hereunder shall be given in writing and be sent by hand delivery, fax, certified first class mail, postage prepaid, return receipt requested, or overnight delivery, to the following addresses:

If to the Company or the Majority Unit Holder:

Pioglobal First Russia, Inc. or Pioglobal Omega, LLC, as applicable

c/o Harbor Global Company Ltd.

One Faneuil Hall Marketplace

Boston, Massachusetts 02109

Attention: Chief Executive Officer

Telephone: (+1 617) 878-1600

Facsimile: (+1 617) 878-1699

If to another Member, at the address set forth on the Schedule A hereto.

Any notice sent in accordance with this section shall be deemed received on the third business day after the mailing date, if sent by first class mail, upon receipt, if delivery by hand, upon electronic confirmation of receipt, if sent by facsimile and upon the next business day, if sent by reputable overnight delivery service. A party may change the address to which notice shall be sent hereunder by giving written notice of such change in accordance with this section

10.9 Waiver. Any provision of this Agreement may be waived only by a written instrument signed by the party against whom such waiver is sought to be enforced. The waiver by a party of a breach or default by another party of any provision hereof shall not operate or be construed as a waiver of any other continuing or subsequent breach or default by such party.

10.10 Headings. The headings used herein are for convenience purposes only and shall not affect in any manner the meaning, construction or interpretation of the provisions of this Agreement. The word “including” as used herein means including, without limitation.

10.11 Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile signature, with the same effect as if all parties had signed the same original document, and all counterparts shall be construed together and shall constitute one and the same instrument.

10.12 Entire Agreement. This Agreement constitutes the entire agreement of the Members and the Directors relating to the Company and supersedes any and all prior understandings, agreements and contracts relating to the subject matter hereof.

10.13 Amendment or Modification. Except as specifically provided in Section 2.2 or elsewhere herein, this Agreement may be amended or modified from time to time only by a written instrument signed by all of the Members.

10.14 Assignment. This Agreement may not be assigned or otherwise transferred by operation of law or otherwise by any Restricted Unit Holder. This Agreement and all rights and obligations of the Company and the Majority Unit Holder hereunder may be assigned or transferred by operation of law by the Company and the Majority Unit Holder. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Company’s and Majority Unit Holder’s successors and assigns and the Restricted Unit Holder’s estate, heirs, executors, personal representatives, guardians and conservators.

10.15 Legend on Securities. The Company and each of the Members acknowledge and agree that substantially the following legend shall be typed on each certificate evidencing any of the Units held at any time by a Restricted Unit Holder:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE UNITS REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING RIGHTS OF FIRST REFUSAL AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN A CERTAIN OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, BETWEEN THE COMPANY AND THE HOLDER OF THIS CERTIFICATE (A COPY OF WHICH IS AVAILABLE AT THE OFFICES OF THE COMPANY FOR EXAMINATION).”

10.16 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions, as reasonably requested by the Directors from time to time.

10.17 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member’s right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

10.18 Adjustment. All references to unit amounts and prices herein shall be equitably adjusted to reflect any split, combination, reorganization, recapitalization, reclassification, unit distribution, unit dividend or similar event affecting the Units of the Company.

10.19 Confidentiality. The Restricted Unit Holders agree to hold the terms of this Agreement strictly confidential, except to the extent that Parent, the Company or the Majority Unit Holder have publicly disclosed the terms and conditions hereof.

10.20 Interpretation. For the purposes of this Agreement, terms not defined in this Agreement shall be defined as provided in the Act; and all nouns, pronouns and verbs used in this Agreement shall be construed as masculine, feminine, neuter, singular, or plural, whichever shall be applicable. Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

DIRECTORS:

/s/ Stephen G. Kasnet	/s/ Donald H. Hunter
Stephen G. Kasnet	Donald H. Hunter

/s/ L. Rebecca King	/s/ Andrei Uspensky
L. Rebecca King	Andrei Uspensky

/s/ Maria Churaeva
Maria Churaeva

UNIT HOLDERS:

PIOGLOBAL OMEGA, LLC

/s/ Maria Churaeva	/s/ Stephen G. Kasnet
Maria Churaeva	Name: Stephen G. Kasnet
Title: President

/s/ Andrei Uspensky
Andrei Uspensky

PIOGLOBAL FIRST RUSSIA, LLC

SCHEDULE A

(as of April 12, 2004)

MEMBERS

Name and Address of Member	Number of Units	Initial Capital Account
Majority Unit Holder

Pioglobal Omega, LLC One Faneuil Hall Marketplace Boston, Massachusetts 02109 Fax No.: (617) 878-1699	2,180,050	$11,702,400.00

Restricted Unit Holders

Andrei Uspensky Fax No.:	121,000	$308,500.00

Maria Churaeva Fax No.:	121,000	$308,500.00

TOTAL:	2,422,050	$12,319,400.00

PIOGLOBAL FIRST RUSSIA, LLC

SCHEDULE B

DIRECTORS

Name and Address Of Director

Stephen G. Kasnet c/o Harbor Global Company Ltd. One Faneuil Hall Marketplace Boston, Massachusetts 02109 Fax No.: (617) 878-1699

Donald H. Hunter c/o Harbor Global Company Ltd. One Faneuil Hall Marketplace Boston, Massachusetts 02109 Fax No.: (617) 878-1699

L. Rebecca King c/o Harbor Global Company Ltd. One Faneuil Hall Marketplace Boston, Massachusetts 02109 Fax No.: (617) 878-1699

Andrei Uspensky

Fax No.:

Maria Churaeva

Fax No.: